UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2014
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 5, 2014, Seacoast Banking Corporation of Florida (the “Company”), informed KPMG LLP (“KPMG”) that KPMG will be dismissed as the Company’s independent registered public accounting firm upon the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, and the issuance of KPMG reports thereon. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and the Board of Directors.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2012 and 2011 and from January 1, 2013 through March 11, 2014, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as of December 31, 2013, management concluded that there was a material weakness in the Company’s internal control over financial reporting because the Company did not have a control designed to provide for an effective review of the accounting for previously recorded charge-offs, a non-routine matter, related to a matured troubled debt restructured loan. This control deficiency resulted in a misstatement to the allowance for loan losses in the Company’s third quarter earnings press release issued on October 28, 2013, and allowed for a reasonable possibility that a material misstatement would not have been prevented or detected on a timely basis. The Company filed a Form 8-K on November 12, 2013 updating and correcting the prior earnings press release, and the Company’s Form 10-Q for the third quarter was filed with the corrected items on November 14, 2013. Although the error was corrected prior to the filing of the Company’s third quarter Form 10-Q, management did not complete its evaluation of the control deficiency until the fourth quarter of 2013.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG’s letter dated March 11, 2014 agreeing with the statements made herein is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm

Additionally, based on the Audit Committee’s approval, on March 5, 2014, the Company selected Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014. The Company has not consulted Crowe Horwath LLP regarding any material application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the effectiveness of internal control over financial reporting relating to the consolidated financial statements of the Company for the year ended December 31, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP dated March 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: March 11, 2014